  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2014

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure
On November 12, 2014, Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") sent a letter to registered representatives announcing that the Registrant has reallocated the shares registered in its public offering and is no longer offering shares of Class T common stock in such offering. A copy of the letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 8.01.    Other Events
Reallocation of Shares in Public Offering

On November 11, 2014, the Registrant's board of directors approved the removal of Class T shares of common stock from the Registrant's public offering (the "Offering"), effective immediately, and approved the corresponding reallocation of shares in the Offering such that the Registrant will offer up to $2.0 billion in shares of its Class A common stock in the primary offering and up to $200 million in shares of its Class A common stock pursuant to the Registrant's Distribution Reinvestment Plan (the "DRP"). Due to the inconsistencies among other issuers who offer a second share class which has caused confusion in the non-traded REIT industry, among other reasons, the Registrant's board of directors feels that it is in the best interests of the Registrant at this time to remove the Class T shares from the Offering until the industry can develop best practices that can lead to consistency among industry participants who elect to offer a second share class.
The Registrant intends to amend its prospectus accordingly. As of November 11, 2014, there had been no sales of Class T common stock in the Offering.
Amendment and Restatement of Distribution Reinvestment Plan
On November 11, 2014, the Registrant’s board of directors amended and restated the Registrant’s Distribution Reinvestment Plan (the "DRP") to remove references to shares of Class T common stock, in conjunction with the decision to cease offering Class T shares in the Offering. The amended and restated DRP will be effective as of November 22, 2014. A copy of the amended and restated DRP is attached as Exhibit 4.1 hereto.
Revision to Affiliate Transaction Policy

On November 11, 2014, the Registrant's board of directors agreed to revise the Registrant's policy regarding transactions with affiliates to make clear that the Registrant will not acquire any real estate from entities in which the Registrant's sponsor or its affiliates owns an economic interest.

No Internalization Fee

In the event the Registrant determines that it is in the best interests of its stockholders to list its shares on a national securities exchange, and elects to internalize the management team (or a portion thereof) of the Registrant's advisor in connection therewith, the Registrant will not pay the advisor a fee as a result of such an internalization transaction. The Registrant intends to clearly set forth the foregoing in its amended prospectus.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.
4.1    Amended and Restated Distribution Reinvestment Plan
99.1    Letter to registered representatives dated November 12, 2014

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: November 12, 2014	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary